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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form SB-2 (No. 33-96636-D) and the Registration Statement on Form S-8 (No. 33-80889) of Xenometrix, Inc. of our report dated September 23, 1996 appearing on page F-2 of this Form 10-KSB.



/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boulder, Colorado
September 23, 1996